CONSENT


     I, Thomas Monahan, hereby consent to the use of my report dated February 16, 2001, relating to the audited financial statements for period from inception (February 18, 2000) to December 31, 2000 in a registration statement on SB-2 of Britannia Capital Corp. to be filed with the Securities and Exchange Commission.


September 6, 2001



                                                               /s/Thomas Monahan
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                                                              Thomas Monahan CPA